                                                                   EXHIBIT 23(c)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference (from the 1998 Annual Report on Form 10-K filed by Financial Security Assurance Holdings Ltd. ("FSA") - in which filing our report was incorporated by reference from FSA's Annual Report to Shareholders) in the Registration Statements, as amended, pertaining to Medium-Term Notes Series B (Form S-3, No. 33-47025), Series A Preferred Stock (Form S-3, No. 33-71924) and Quarterly Income Capital Securities ("QUICS") (Form S-4, No. 33-62765) of Source One Mortgage Services Corporation of our report dated January 26, 1999 with respect to the consolidated financial statements of Financial Security Assurance Holdings, Ltd. And Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
March 29, 1999